Investor Presentation Fourth Quarter 2020 Exhibit 99.1

Forward Looking Statement Disclosure 2 Certain statements contained in this report which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as ‘‘believes,’’ ‘‘anticipates,’’ “likely,” “expected,” “estimated,” ‘‘intends’’ and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to, statements we make about (i) our future operating or financial performance, including revenues, income or loss and earnings or loss per share, (ii) future common stock dividends, (iii) our capital structure, including future capital levels, (iv) our plans, objectives and strategies, and (v) the assumptions that underlie our forward-looking statements. As with any forecast or projection, forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that may cause actual results to differ materially from those set forth in the forward-looking statements. Forward-looking statements are not historical facts but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements. Important factors that could cause actual results to differ materially from those in our forward-looking statements include the following, without limitation: • economic, market, liquidity, credit, interest rate, operational and technological risks associated with the Company’s business; • future credit quality and performance, including our expectations regarding future loan losses and our allowance for credit losses; • the effect of and changes in policies and laws or regulatory agencies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislation and regulation relating to the banking industry; (iv) management’s ability to effectively execute its business plans; • mergers and acquisitions, including costs or difficulties related to the integration of acquired companies; • the possibility that any of the anticipated benefits of the Company’s acquisitions will not be realized or will not be realized within the expected time period; • the effect of changes in accounting policies and practices; • changes in consumer spending, borrowing and saving and changes in unemployment; • changes in customers’ performance and creditworthiness; • the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; • current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and any slowdown in global economic growth; • the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; • our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

Forward Looking Statement Disclosure 3 • financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services; • the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgage loans held for sale; • the effect of a fall in stock market prices on our brokerage, asset and wealth management businesses; • a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyber attacks; • the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; and • our ability to develop and execute effective business plans and strategies. Additional factors that may cause our actual results to differ materially from those described in our forward-looking statements can be found in our Form 10-K for the year ended December 31, 2019, as well as our other filings with the SEC, which are available on the SEC website at www.sec.gov. All forward-looking statements included in this filing are made as of the date hereof and are based on information available at the time of the filing. Except as required by law, the Company does not assume any obligation to update any forward-looking statement.

Presentation Contents About First Financial Bancorp Financial Performance Appendix 4

Our Franchise 5 Commercial C&I, O-CRE, ABL, Equipment Finance, Treasury, Bannockburn Global Forex Retail Banking Consumer, Business Banking, Small Business Mortgage Banking NASDAQ: FFBC Headquarters: Cincinnati, Ohio Founded: 1863 Banking Centers: 143 Employees: 2,075 Market Cap (12/31/20): $1.7B Dividend Yield (12/31/20): 5.2% TCE Ratio: 8.47% Wealth Management / Private Banking Investment Commercial Real Estate Commercial Finance Lines of Business 1.79% Adj. PTPP ROAA(1) $16.0B in assets $9.9B/$12.2B loans / deposits $4.6B wealth management 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation.

Key Investment Highlights Proven & sustainable business model spanning 150+ years • Well managed through past credit cycles • Conservative operating philosophy • Consistent profitability – 121 consecutive quarters Premier Midwest franchise with top quartile performance High quality balance sheet & robust capital position (11.82% CET1 / 8.47% TCE) Prudent risk management & credit culture with strong asset quality Increased scale to continue investments in technology Track record of well-executed acquisitions with a well-defined M&A strategy Experienced and proven management team 6

Complementary Market Centric Strategies Loans $3.0B / Deposits $2.0B Loans $1.7B / Deposits $5.0B Loans $3.0B / Deposits $4.1B Loans $1.1B 7 Note: Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances.

Diversified Lines of Business 8

Revenue Growth Strategies

LOB | Go-to-Market

Product & Pricing

- Regional pricing strategy
- Treasury Management product investments
- Investments in Product Management

Talent Expansion

- Up-Market Commercial talent acquisition
- Added Chief Digital Officer; building out team
- Added Enterprise Product Executive
- Added Client Experience Executive

Client Experience

- Improved Cash Management Platform
- Improved Online Banking Product
- Blend – Mortgage Origination
- nCino – Commercial loan origination and online account opening

Distribution

Defined Models

- Community
- Metro
- Headquarters
- National
- Digital

Capacity Plans

- Increased physical distribution network
- Closed 52 locations since merger
- Aligned sales teams to distribution models

Expanded Capabilities

- Acquired Bannockburn enabling us to provide foreign exchange services
- Rollout of "in-house" derivatives desk capabilities
- Exploit untapped Wealth Management opportunities for expanded client base

Technology

Enterprise Data Management

- Investment in data warehouse
- Enabling data as a strategic asset
- Connection into CRM platform

Enterprise CRM

- Company-wide implementation of SFDC
- Marketing automation and sales enablement program development
- Sales Management
- Operational Integration

Digital Transformation

- Roadmap Creation
- Increased Resource Allocation
- Enhanced Client Experience

Talent

Staffing Model

- Defined new company FTE targets
- Larger salesforce in targeted Lines of Business

Culture

- Diversity and inclusion is a strategic priority
- Change Management through merger
- Refreshed Corporate Strategic Intent
- Attraction/recruitment engagement and retention programs

first financial bancorp

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10 Enabling a simple, consistent & seamless customer experience across digital & physical channels & making it easier for associates to provide best- in-class customer service. “ Digital + Technology Investments

Digital + Technology Investments

- Continued investment in digital solutions, automation + data enablement
- Early successes include mortgage, PPP origination + enhanced OLB experience

- **1Q 2019** Expanded Salesforce CRM across enterprise
- **1Q 2019** Enterprise workflow platform across bank operations
- **2Q 2019** Enterprise Digital Solutions formed, led by new Chief Digital Officer
- **3Q 2019** Digital mortgage origination
- **4Q 2019** Digital commercial loan origination
- **1Q 2020** Office of Intelligent Automation
- **1Q 2020** Digital consumer deposit origination upgrade
- **2Q 2020** Digital PPP loan origination + e-signature
- **2Q 2020** Digital marketing platform upgrade
- **2Q 2020** Online chat + chatbot support
- **2Q 2020** Consumer online banking upgrade
- **3Q 2020** Digital PPP forgiveness application
- **4Q 2020** Redesigned bankatfirst.com
- **1Q 2021** Digital PPP loan origination 3.0
- **1Q 2021** Digital small business lending
- **1Q 2021** Secure chat – consumer online banking
- **2Q 2021** Digital consumer lending upgrade
- **2Q 2021** Commercial online banking upgrade
- **2Q 2021** Commercial online banking upgrade
- **Mid 2021** Digital wealth platform upgrade

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Presentation Contents About First Financial Bancorp Financial Performance Appendix 12

4Q 2020 Results

121st Consecutive Quarter of Profitability

Profitability	Net income = \$48.3 million or \$0.49 per diluted share. Adjusted[1] net income = \$49.7 million or \$0.51 per diluted share[2] Return on average assets = 1.20%. Adjusted[1] return on average assets = 1.23% Return on average shareholders' equity = 8.52%. Adjusted[1] return on average shareholders' equity = 8.76% Return on average tangible common equity = 15.50%[1]. Adjusted[1] return on average tangible common equity = 15.94%
Income Statement	Net interest income = \$118.5 million Net interest margin of 3.45% on a GAAP basis; 3.49% on a fully tax equivalent basis[1] Noninterest income = \$61.5 million Noninterest expense = \$114.8 million; \$94.6 million as adjusted [1] Efficiency ratio = 63.78%. Adjusted[1] efficiency ratio = 56.78% Effective tax rate of 10.0%. Adjusted[1] effective tax rate of 17.9%
Balance Sheet	EOP assets increased \$47.5 million compared to the linked quarter to \$16.0 billion EOP loans decreased \$299.8 million compared to the linked quarter to \$9.9 billion Average deposits increased \$362.2 million compared to the linked quarter to \$11.9 billion EOP investment securities increased \$448.1 million compared to the linked quarter
Asset Quality	Provision expense = \$11.5 million. Net charge-offs = \$6.6 million. NCOs / Avg. Loans = 0.26% annualized Nonperforming Loans / Total Loans = 0.89%. Nonperforming Assets / Total Assets = 0.56% ACL / Nonaccrual Loans = 217.55%. Classified Assets / Total Assets = 0.89% ACL / Total loans = 1.77%; 1.89% of loans excluding PPP
Capital	Total capital ratio = 15.55% Tier 1 common equity ratio = 11.82% Tangible common equity ratio = 8.47%; 8.83% excluding PPP loans Tangible book value per share = \$12.93

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliation.

[2] See Slide 38 for Adjusted Earnings detail.

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4Q 2020 Highlights Quarterly earnings bolstered by strong fee income; negatively impacted by provision expense Adjusted1 earnings per share - $0.51 Adjusted1 return on assets – 1.23% Adjusted1 pre-tax, pre-provision return on assets – 1.79% Adjusted1 return on average tangible common equity – 15.94% Loan balances flat, excluding PPP; strong core deposit growth Loan balances decreased $299.8 million compared to the linked quarter; PPP loan balances declined $291.5 million Average transactional deposit balances grew $533.8 million compared to the linked quarter; 22.2% on an annualized basis Noninterest bearing deposits were 30.8% of total deposits at December 31, 2020 Net interest margin (FTE) improved on a linked quarter basis 13 bp increase driven by higher loan fees and disciplined funding management Strong fee income Adjusted1 noninterest income of $48.1 million; Adjusted for $13.4 million of gains recognized on class B Visa stock Mortgage banking revenue remained elevated at $13.1 million, despite decline from record third quarter Record foreign exchange income of $12.3 million, representing a 16.9% increase from previous quarter Core expenses declined $0.7 million from the linked quarter, driven by decline in incentive compensation Adjusted1 noninterest expense of $94.6 million; Adjusted1 for $7.3 million of debt extinguishment costs, $5.0 million contribution to First Financial Foundation, $5.1 million tax credit investment write-down, $2.9 million of COVID-19 related expenses and other non-recurring costs Efficiency ratio of 63.8%; 56.8% as adjusted1 Allowance for credit loss (ACL) and provision expense reflects COVID-19 impact on expected lifetime losses Adopted CECL as of January 1 Loans and leases - ACL of $175.7 million; 1.77% of total loans, 1.89% excluding PPP; $13.8 million provision expense Unfunded Commitments - ACL of $12.5 million; $2.3 million provision recapture Effective tax rate of 10% positively impacted by recognition of tax credit investment; 17.9% as adjusted1 Strong Capital ratios and Liquidity Total capital of 15.55%; Tier 1 common equity of 11.82%; Tangible common equity of 8.47% Tangible book value increased by $0.37 to $12.93 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliations. 14 1

Adjusted Net Income[1]

The table below lists certain adjustments that the Company believes are significant to understanding its quarterly performance.

	4Q 2020			3Q 2020		
	As Reported	Adjusted		As Reported	Adjusted	
Net interest income	$ 118,473	$ 118,473		$ 112,180	$ 112,180	
Provision for credit losses-loans and leases	$ 13,758	$ 13,758		$ 15,299	$ 15,299	
Provision for credit losses-unfunded commitments	$ (2,250)	$ (2,250)		$ (1,925)	$ (1,925)	
Noninterest income	$ 61,515	$ 61,515		$ 49,499	$ 49,499	
less: gains (losses) on investment securities	-	196	A	-	20	A
less: gains from the redemption of Visa B shares	-	13,397	A	-	-	
less: other	-	(157)	A		-	
Total noninterest income	$ 61,515	$ 48,079		$ 49,499	$ 49,479	
Noninterest expense	$ 114,798	$ 114,798		$ 97,511	$ 97,511	
less: severance and merger-related expenses	-	29	A	-	95	A
less: tax credit investment	-	5,071	A	-	-	
less: contribution to First Financial Foundation	-	5,000	A	-	-	
less: debt extinguishment		7,257	A		-	
less: COVID-19 and other	-	2,877	A	-	2,126	A
Total noninterest expense	$ 114,798	$ 94,564		$ 97,511	$ 95,290	
Income before income taxes	$ 53,682	$ 60,480		$ 50,794	$ 52,995	
Income tax expense	$ 5,370	$ 5,370		$ 9,317	$ 9,317	
plus: after-tax impact of tax credit investment @ 21%	-	4,005		-	-	
plus: tax effect of adjustments (A) @ 21% statutory rate	-	1,428		-	462	
Total income tax expense	$ 5,370	$ 10,803		$ 9,317	$ 9,779	
Net income	$ 48,312	$ 49,677		$ 41,477	$ 43,216	
Net earnings per share - diluted	$ 0.49	$ 0.51		$ 0.42	$ 0.44	
Pre-tax, pre-provision return on average assets	1.62%	1.79%		1.61%	1.67%	

[1] Non-GAAP financial measure which management believes facilitates a better understanding of the Company's financial condition. See Appendix for Non-GAAP reconciliations.

All dollars shown in thousands, except per share amounts

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Profitability 16 Return on Average Assets Return on Avg Tangible Common Equity Diluted EPS 1 Non-GAAP financial measure which management believes facilitates a better understanding of the Company’s financial condition. See Appendix for Non-GAAP reconciliation. Efficiency Ratio $0.49 $0.42$0.38 $0.29 $0.49 $0.51 $0.44 $0.40 $0.31 $0.52 4Q203Q202Q201Q204Q19 Diluted EPS Adjusted EPS 1 1.20% 1.04%0.96% 0.79% 1.34% 1.23% 1.09% 1.00% 0.85% 1.41% 4Q203Q202Q201Q204Q19 ROA Adjusted ROA 1 15.50% 13.61%12.90% 9.71% 15.84% 15.94% 14.18%13.47% 10.41% 16.73% 4Q203Q202Q201Q204Q19 ROATCE Adjusted ROATCE 1 59.8% 59.9% 57.5% 60.3% 63.8% 56.4% 58.2% 56.1% 58.9% 56.8% 4Q19 1Q20 2Q20 3Q20 4Q20 Efficiency Ratio Adjusted Efficiency Ratio 1

Net Interest Income & Margin 17 Net Interest Margin (FTE) 4Q20 NIM (FTE) Progression Net Interest Income All dollars shown in millions 1 Includes impact of PPP $5.5$3.8$3.3 $3.1$4.5 $3.9$5.4$5.8 $4.9 $6.7 $12.5 $6.2$4.5 $118.5 $112.2$111.6 $114.3 $118.9 4Q203Q202Q201Q204Q19 Loan Fees Loan Accretion PPP Interest/Fees 3Q20 3.36% Asset Mix -0.05% Purchase Accounting -0.04% Loan fees 0.04% PPP fees 0.19% Other -0.01% 4Q20 3.49% 2.91%2.97% 3.09% 3.51%3.54% 0.15%0.11% 0.10% 0.10%0.14% 0.31% 0.12% 0.08% 0.12% 0.16% 0.17% 0.16% 0.21% 3.49% 3.36% 3.44% 3.77% 3.89% 4Q203Q202Q201Q204Q19 Basic Margin (FTE) Loan Fees PPP Fees Purchase Accounting

Diverse and Growing Fee Revenues 18 Noninterest Income 4Q20 Highlights All dollars shown in thousands Total fee income 34.2% of net revenue $13.1 million of mortgage origination income $13.4 million gain on Visa B shares $12.3 million of foreign exchange income; 16.9% increase from prior quarter Service charges increased $0.3 million, or 4.1%, to $7.7 million Trust and wealth management fees increased 6.2% to $4.1 million Service Charges $7,654 12% Wealth Mgmt $4,093 7% Bankcard $3,060 5% Client derivatives $2,021 3% Foreign exchange income $12,305 20% Mortgage origination income $13,089 21% Gain on Visa B shares $13,397 22% Other $5,896 10% Total $61.5 million

Well Managed Expenses 19 Noninterest Expense 4Q20 Highlights All dollars shown in thousands Core expenses declined $0.7 million from the linked quarter, driven by decline in incentive compensation $7.3 million of debt extinguishment costs $5.1 million tax credit investment write-down $5.0 million contribution to First Financial Foundation $2.9 million related to COVID-19 and other non-recurring expenses such as merger related and branch consolidation costs Salaries and benefits $62,263 54% Occupancy and equipment $9,755 9% Data processing $7,269 6% Professional services $3,038 3% Intangible amortization $2,764 2% Other $29,709 26% Total $114.8 million

Average Balance Sheet 20 Average Loans Average Securities Average Deposits All dollars shown in millions 1 Includes loans fees and purchase accounting accretion $10,128$10,253$10,002$9,221$9,149 4.18%4.00% 4.25% 5.04%5.33% 4Q203Q202Q201Q204Q19 Gross Loans Loan Yield (Gross)1 $11,925$11,563$11,731$10,234$10,222 0.20% 0.27% 0.40% 0.64%0.74% 4Q203Q202Q201Q204Q19 Total Deposits Cost of Deposits $3,404$3,163$3,164$3,116$3,103 2.71% 2.86%2.97% 3.04%3.16% 4Q203Q202Q201Q204Q19 Average Investment Securities Investment Securities Yield

Attractive Deposit Portfolio 21 Deposit Product Mix (Avg) 4Q20 Average Deposit Progression All dollars shown in millions Total growth/(decline): $362.2 million $48.9 $172.8 $44.6 $104.6 -$95.9 -$69.0 $156.2 Interest-bearing demand Noninterest-bearing Savings Money Markets Retail CDs Brokered CDs Public Funds Interest-bearing demand $1,660 14% Noninterest- bearing $3,516 29% Savings $1,083 9% Money Markets $2,091 18% Retail CDs $1,138 10% Brokered CDs $614 5% Public Funds $1,823 15% Total $11.9 billion

Loan Portfolio 22 Loan LOB Mix (EOP) Net Loan Change-LOB (Linked Quarter) 1 Net of unearned fees of $13.7 million All dollars shown in millions Total growth/(decline): ($299.8) million $91.2 $26.4 -$25.0 -$11.9 -$25.9 -$24.5 -$27.9 -$291.5 -$10.7 ICRE Commercial Small Business Banking Consumer Mortgage Oak Street Franchise PPP Other ICRE $3,666 37% Commercial $1,687 17% Small Business Banking $973 10% Consumer $835 8% Mortgage $1,074 11% Oak Street $584 6% Franchise $424 4% PPP $595 6% Other $63 1% Total $9.9 Billion 1

Loan Concentrations 23 C&I Loans by Industry 1 CRE Loans by Collateral 2 1 Industry types included in Other representing greater than 1% of total C&I loans include Agriculture, Transportation & Warehousing, Public Administration, Arts & Recreation, Educational Services, and Waste Management. Includes owner-occupied CRE. 2 Collateral types included in Other representing greater than 1% of total CRE loans include Warehouse, Medical Office, Real Estate IUB Other, Commercial Lot, Student Housing, and Residential Multi Family 5+ Construction. Finance & Insurance 16% Manufacturing 15% Accommodation & Food Services 12% Real Estate 11% Health Care 7% Construction 6% Professional & Tech 5% Other Services 5% Retail Trade 5% Wholesale Trade 4% Other 14% C&I Loans: $4.0B Residential, Multi Family 5+ 24% Retail 16% Office 14% Hotel/Motel 11% Strip Center 6% Nursing/Assisted Living 5% Residential, 1-4 Family 3% Industrial Facility 3% Restaurant 3% Other 15% CRE Loans: $3.9B

CARES Act Modifications as of 12/31/20 $29 million of full principal and interest deferrals $291 million of loan modifications making interest only payments $320 million of total active modifications $186 million, or 58% of total deferrals are hotel loans No material credit issues among loans that have exited deferral 24 All dollars shown in millions Active deferrals by round Active modifications by payment type Round 1 $18 6% Round 2 $55 17% Round 3 $247 77% Active modifications by category Hotel $186 58% Other $90 28% Franchise $44 14% Full Payment deferral $29 9% Interest Only Payments $291 91%

Area of Focus - Hotel Portfolio $433 million balance represents 5% of the total loan portfolio $186 million, or 43% of total hotel loans, making interest only payments as of 12/31/20 The overall health of the hotel portfolio was strong Pre-COVID with an average DSC of 1.58x. Limited deterioration in average LTV reflected in updated appraisals received 78% of the overall hotel portfolio is located within footprint, concentrated in Midwest Metro markets Overall, we have little exposure to large convention center hotels or fly-to-leisure destinations 25 All dollars shown in millions Hotels by Flag Hotels by Geography $337 78% $96 22% Footprint Out of Footprint $142 33% $154 35% $64 15% $34 8% $39 9% Marriott Hilton IHG Choice Other

Area of Focus - Franchise Portfolio $424 million in balances or 4% of total loans Drive thru and delivery are demonstrating strong performance while a portion of our sit- down book, particularly buffet style, has encountered pandemic related headwinds $44 million, or 10% of total franchise loans are in deferral as of 12/31/2020; all in sit down concepts $23 million, or 53% are making interest only payments $21 million, or 47% are full payment deferrals 26 Top 10 Concepts Sit-down ConceptsRestaurant Type All dollars shown in millions 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $0 $20 $40 $60 $80 $100 $120 % o f P o rt fo lio B a la n ce s Balances % of Portfolio Delivery $109 26% Drive Thru $195 46% Sit Down $120 28% $0 $5 $10 $15 $20 $25 $30 $35 $40 Denny's Golden Corral IHOP five guys Jersey Mike's Subway QDOBA Other B a la n ce s Deferral Making full payments

Current Expected Credit Losses - Loans and Leases

ACL / Total Loans



0.63%
$57.7
1.29%
$119.2
1.55%
$143.9
1.56%
$158.7
1.65%
$168.5
1.77%
$175.7
4Q19
1/1/2020 1
1Q20 1
2Q20 1
3Q20 1
4Q20 1
Allowance for Credit Losses
ACL / Total Loans

ACL by Loan Type

	12/31/2019	1/1/2020	3/31/2020	6/30/2020	9/30/2020	12/31/2020
Loans						
Commercial and industrial	$ 18,584	$ 28,485	$ 45,409	$ 50,421	$ 50,516	$ 51,454
Lease financing	971	1,089	1,494	1,431	1,287	995
Real estate -construction	2,381	13,960	13,511	15,357	18,970	21,736
Real estate - commercial	23,579	47,697	53,155	62,340	72,207	76,795
Real estate - residential	5,299	10,789	11,284	10,581	9,286	8,560
Home equity	4,787	13,217	14,827	14,236	12,530	11,869
Installment	392	1,193	1,238	1,226	1,237	1,215
Credit card	1,657	2,726	2,967	3,069	2,511	3,055
ACL-loan and lease losses [1]	$ 57,650	$ 119,155	$ 143,885	$ 158,661	$ 168,544	$ 175,679
ACL-unfunded commitments [1]	$ 585	$ 12,740	$ 14,308	$ 16,678	$ 14,753	$ 12,503

4Q20 Highlights

- $175.7 million, or 1.77% of loan balances; 1.89% excluding PPP
- $13.8 million provision expense driven by expected economic impact of COVID-19, partially offset by improving economic conditions
- Utilized final December Moody's baseline forecast in quantitative model
- $12.5 million ACL – unfunded commitments; $2.3 million provision recapture for this portion of the ACL due to improving economic conditions

Adoption Impact

- $119.2 million, an increase of $61.5 million from 12/31/19
- Day 1 increase driven by acquired loans and life of loan expectations compared to the incurred loss model

[1] Beginning January 1, 2020, calculation is based on current expected credit loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology.

All dollars shown in thousands

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Asset Quality 28 Nonperforming Assets / Total AssetsClassified Assets / Total Assets Net Charge Offs & Provision Expense2 1 Beginning January 1,2020, calculation is based on current expected loss methodology. Prior to January 1, 2020, calculation was based on the incurred loss methodology. 2 Provision includes both loans & leases and unfunded commitments All dollars shown in millions 1 $142.0$134.0 $125.5$124.5 $89.3 0.89% 0.84% 0.79%0.83% 0.62% 4Q203Q202Q201Q204Q19 Classified Assets Classified Assets / Total Assets $89.1$87.3 $78.1 $72.2 $61.6 0.56%0.55%0.49%0.48%0.42% 4Q203Q202Q201Q204Q19 NPAs NPAs / Total Assets $3.5 -$0.9 $3.1 $5.4 $6.6 $4.8 $25.4 $20.2 $13.4 $11.5 0.26% 0.21% 0.12% -0.04% 0.15% 4Q19 1Q20 2Q20 3Q20 4Q20 NCOs Provision Expense NCOs / Average Loans 1 1 1 2020 NCOs = $14.3 million or 0.14% of avg. loans 1

29 Investment Portfolio Composition Investment Portfolio Quality Total: $3.7B Duration: ~3.2 Yrs Liquidity Sources In addition to deposits, First Financial has approximately $6.3 billion of readily available funding sources to meet customer needs through the following sources: Fed funds FHLB funding Brokered CDs Highly liquid securities Fed discount window First Financial has the following sources of liquidity at the holding company: $172.9 million in cash as of December 31, 2020 $198.0 million dividend capacity from First Financial Bank without prior regulatory approval Investment Portfolio and Liquidity Agency 50% AAA 13% AA 5% AA- 4% A 4% AA+ 3% Regulatory Stock 3% A+ 2% A- 1%Other 15% Municipal bond securities 25% Commercial MBSs 18% Agency pass- through securities 18% Asset-backed securities 13% Agency CMOs 12% Non-Agency CMOs 6% Regulatory stock 3% Corporate securities 3% Non-Agency pass-through securities 2%

Capital 30 Tier 1 Common Equity Ratio Total Capital Ratio Tangible Common Equity Ratio 12/31 Risk Weighted Assets = $11,219,114 1 Decline related to adoption of CECL during the quarter 2 Increased 165 basis points due to sub-debt issuance in beginning of second quarter All capital numbers are considered preliminary. Tier 1 Capital Ratio 2 8.47% 8.25%8.09%8.25% 9.07% 4Q203Q202Q201Q204Q19 Tangible Common Equity Ratio 11.82%11.63%11.49%11.27%11.30% 7.00% 4Q203Q202Q201Q204Q19 Tier 1 Common Equity Ratio Basel III minimum 12.20%12.02%11.87%11.66%11.69% 8.50% 4Q203Q202Q201Q204Q19 Tier 1 Capital Ratio Basel III minimum 15.55%15.37%15.19% 13.54%13.39% 10.50% 4Q203Q202Q201Q204Q19 Total Capital Ratio Basel III minimum 2 1

Capital Strategy 31 Strategy & DeploymentTangible Book Value Per Share 5.2% annualized dividend yield November 2020 stress testing indicates capital ratios above regulatory minimums in all modeled scenarios Dividend payout ratio to remain elevated in near-term, but is subject to change based on economic conditions and the Company’s financial performance No shares repurchased in fourth quarter; new share buyback plan authorized 1 1 Decline related to adoption of CECL during the quarter $12.93 $12.56 $12.26 $11.82 $12.42 4Q203Q202Q201Q204Q19 Tangible Book Value per Share 1

Outlook Commentary1 Loan balances expected to remain flat in near term, excluding impact of PPP, with mid single digit growth for the year Deposit balances expected to increase further with additional stimulus activity 32 Expected to be approximately $88 - $92 million, but will fluctuate with fee income Continue to evaluate our distribution channel for opportunities to become more efficient Noninterest Expense Net Interest Margin Balance Sheet Credit Provision expense expected to moderately decline No further reserve build anticipated Noninterest income Continued strong mortgage originations, with seasonal declines in volume and lower premiums expected in 1Q Foreign exchange income expected to remain strong, but return to trend after record 4Q Deposit service charges expected to continue upward trend after a seasonal low in 1Q 1 See Forward Looking Statement Disclosure on page 2-3 of this presentation for a discussion of factors that could affect management’s expectations and results in future periods. Will be positively impacted by PPP forgiveness fees over first half of 2021 Margin expected to remain relatively stable, excluding loan fee volatility and purchase accounting Capital Board of Directors authorized 5,000,000 share repurchase program Share repurchases expected to resume in 1Q21

Presentation Contents About First Financial Bancorp Financial Performance Appendix 33

Appendix: Our Markets 34 Greater Cincinnati Loans $3.0 billion Deposits $4.1 billion Deposit Market Share #4 (3.0%) Banking Centers 51 Fortune 500 Companies 8 Indianapolis Loans $1.2 billion Deposits $0.8 billion Deposit Market Share #14 (1.4%) Banking Centers 10 Fortune 500 Companies 2 Columbus, OH Loans $1.3 billion Deposits $0.5 billion Deposit Market Share #15 (0.6%) Banking Centers 6 Fortune 500 Companies 5 National Loans $1.1 billion Deposits $0.2 billion Louisville Loans $0.5 billion Deposits $0.6 billion Deposit Market Share #13 (1.5%) Banking Centers 11 Fortune 500 Companies 3 Community Markets Loans $1.7 billion Deposits $5.0 billion Banking Centers 65 All numbers as of 12/31/2020 except deposit market share which is as of 6/30/2020. Loan and deposit balances exclude special assets, loan marks, other out of market and corporately held balances.

The Company’s Investor Presentation contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (GAAP). Such non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting provides meaningful information and therefore we use it to supplement our GAAP information. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments and to provide an additional measure of performance. We believe this information is helpful in understanding the results of operations separate and apart from items that may, or could, have a disproportional positive or negative impact in any given period. For a reconciliation of the differences between the non-GAAP financial measures and the most comparable GAAP measures, please refer to the following reconciliation tables. to GAAP Reconciliation 35 Appendix: Non-GAAP Measures

Appendix: Non-GAAP to GAAP Reconciliation 36 All dollars shown in thousands Dec. 31, Sep. 30, June 30, Mar. 31, Dec. 31, 2020 2020 2020 2020 2019 Net interest income 118,473$ 112,180$ 111,576$ 114,282$ 118,902$ Tax equivalent adjustment 1,613 1,628 1,664 1,624 1,630 Net interest income - tax equivalent 120,086$ 113,808$ 113,240$ 115,906$ 120,532$ Average earning assets 13,675,604$ 13,456,501$ 13,258,612$ 12,375,698$ 12,288,761$ Net interest margin 1 3.45% 3.32% 3.38% 3.71% 3.84 % Net interest margin (fully tax equivalent) 1 3.49% 3.36% 3.44% 3.77% 3.89 % Three months ended 1 Margins are calculated using net interest income annualized divided by average earning assets. The tax equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and assumes a 21% tax rate. Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully tax equivalent basis. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons. Management also uses these measures to make peer comparisons.

Appendix: Non-GAAP to GAAP Reconciliation

Additional non-GAAP ratios

(Dollars in thousands, except per share data)	Dec. 31, 2020	Sep. 30, 2020	June 30, 2020	Mar. 31, 2020	Dec. 31, 2019
	Three months ended				
Net income (a)	$ 48,312	$ 41,477	$ 37,393	$ 28,628	$ 48,677
Average total shareholders' equity	2,256,062	2,230,422	2,185,865	2,209,733	2,245,107
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,710)
Other intangibles	(66,195)	(69,169)	(72,086)	(75,014)	(78,190)
MSR's	(12,186)	(11,274)	(10,254)	(10,608)	(10,367)
Average tangible equity (b)	1,239,910	1,212,208	1,165,754	1,186,340	1,218,840
Total shareholders' equity	2,282,070	2,247,815	2,221,019	2,179,383	2,247,705
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(64,552)	(67,419)	(70,325)	(73,258)	(76,201)
MSR's	(12,810)	(12,011)	(11,250)	(10,278)	(10,650)
Ending tangible equity (c)	1,266,937	1,230,614	1,201,673	1,158,076	1,223,083
Total assets	15,973,134	15,925,647	15,870,890	15,057,567	14,511,625
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,771)
Other intangibles	(64,552)	(67,419)	(70,325)	(73,258)	(76,201)
MSR's	(12,810)	(12,011)	(11,250)	(10,278)	(10,650)
Ending tangible assets (d)	14,958,001	14,908,446	14,851,544	14,036,260	13,487,003
Risk-weighted assets (e)	11,219,114	11,119,560	11,034,570	11,027,347	11,023,795
Total average assets	16,030,986	15,842,010	15,710,204	14,524,422	14,460,288
Less:					
Goodwill	(937,771)	(937,771)	(937,771)	(937,771)	(937,710)
Other intangibles	(66,195)	(69,169)	(72,086)	(75,014)	(78,190)
MSR's	(12,186)	(11,274)	(10,254)	(10,608)	(10,367)
Average tangible assets (f)	$ 15,014,834	$ 14,823,796	$ 14,690,093	$ 13,501,029	$ 13,434,021
Ending shares outstanding (g)	98,021,929	97,999,763	98,018,858	97,968,958	98,490,998
Ratios					
Return on average tangible shareholders' equity (a)/(b)	15.50%	13.61%	12.90%	9.71%	15.84%
Ending tangible equity as a percent of:					
Ending tangible assets (c)/(d)	8.47%	8.25%	8.09%	8.25%	9.07%
Risk-weighted assets (c)/(e)	11.29%	11.07%	10.89%	10.50%	11.09%
Average tangible equity as a percent of average tangible assets (b)/(f)	8.26%	8.18%	7.94%	8.79%	9.07%
Tangible book value per share (c)/(g)	$ 12.93	$ 12.56	$ 12.26	$ 11.82	$ 12.42

FIRST first financial bancorp

All dollars shown in thousands

37

Appendix: Non-GAAP to GAAP Reconciliation 38 Additional non-GAAP measures 4Q19 As Reported Adjusted As Reported Adjusted As Reported Adjusted As Reported Adjusted As Reported Adjusted Net interest income (f) 118,473$ 118,473$ 112,180$ 112,180$ 111,576$ 111,576$ 114,282$ 114,282$ 118,902$ 118,902$ Provision for credit losses-loans and leases (j) 13,758 13,758 15,299 15,299 17,859 17,859 23,880 23,880 4,629 4,629 Provision for credit losses-unfunded commitments (j) (2,250) (2,250) (1,925) (1,925) 2,370 2,370 1,568 1,568 177 177 Noninterest income 61,515 61,515 49,499 49,499 42,725 42,725 35,384 35,384 36,768 36,768 less: gains (losses) on sale of investment securities 196 20 128 (157) (56) less: gains from the redemption of Visa B shares 13,397 less: other (157) Total noninterest income (g) 61,515 48,079 49,499 49,479 42,725 42,597 35,384 35,541 36,768 36,824 Noninterest expense 114,798 114,798 97,511 97,511 88,689 88,689 89,666 89,666 92,887 92,887 less: severance and merger-related expenses 29 95 35 329 693 less: tax credit investments 5,071 2,862 less: contribution to First Financial Foundation 5,000 less: debt extinguishment 7,257 less: COVID-19 and other 2,877 2,126 2,167 2,150 1,740 Total noninterest expense (e) 114,798 94,564 97,511 95,290 88,689 86,487 89,666 87,187 92,887 87,592 Income before income taxes (i) 53,682 60,480 50,794 52,995 45,383 47,457 34,552 37,188 57,977 63,328 Income tax expense 5,370 5,370 9,317 9,317 7,990 7,990 5,924 5,924 9,300 9,300 plus: tax effect of adjustments 1,428 462 436 554 377 plus: after-tax impact of tax credit investments @ 21% 4,005 2,261 Total income tax expense (h) 5,370 10,803 9,317 9,779 7,990 8,426 5,924 6,478 9,300 11,938 Net income (a) 48,312$ 49,677$ 41,477$ 43,216$ 37,393$ 39,031$ 28,628$ 30,710$ 48,677$ 51,390$ Average diluted shares (b) 98,021 98,021 98,009 98,009 97,989 97,989 98,356 98,356 99,232 99,232 Average assets (c) 16,030,986 16,030,986 15,842,010 15,842,010 15,710,204 15,710,204 14,524,422 14,524,422 14,460,288 14,460,288 Average shareholders' equity 2,256,062 2,256,062 2,230,422 2,230,422 2,185,865 2,185,865 2,209,733 2,209,733 2,245,107 2,245,107 Less: Goodw ill and other intangibles (1,016,152) (1,016,152) (1,018,214) (1,018,214) (1,020,111) (1,020,111) (1,023,393) (1,023,393) (1,026,267) (1,026,267) Average tangible equity (d) 1,239,910 1,239,910 1,212,208 1,212,208 1,165,754 1,165,754 1,186,340 1,186,340 1,218,840 1,218,840 Ratios Net earnings per share - diluted (a)/(b) 0.49$ 0.51$ 0.42$ 0.44$ 0.38$ 0.40$ 0.29$ 0.31$ 0.49$ 0.52$ Return on average assets - (a)/(c) 1.20% 1.23% 1.04% 1.09% 0.96% 1.00% 0.79% 0.85% 1.34% 1.41% Pre-tax, pre-provision return on average assets - ((a)+(j)+(h))/(c) 1.62% 1.79% 1.61% 1.67% 1.68% 1.73% 1.66% 1.73% 1.72% 1.86% Return on average tangible shareholders' equity - (a)/(d) 15.50% 15.94% 13.61% 14.18% 12.90% 13.47% 9.71% 10.41% 15.84% 16.73% Efficiency ratio - (e)/((f)+(g)) 63.8% 56.8% 60.3% 58.9% 57.5% 56.1% 59.9% 58.2% 59.7% 56.2% Effective tax rate - (h)/(i) 10.0% 17.9% 18.3% 18.5% 17.6% 17.8% 17.1% 17.4% 16.0% 18.9% (Dollars in thousands, except per share data) 4Q20 3Q20 2Q20 1Q20

39 First Financial Bancorp First Financial Center 225 East Fifth Street Cincinnati, OH 45202